EXHIBIT 10.1
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                                                              EXECUTION VERSION


                  FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT

         FIRST AMENDMENT, dated as of, and effective, October 31, 2006 (this "Amendment"), to the Employment Agreement dated as of August 1, 2001 (the "Agreement") by and between between Mafco Worldwide Corporation (formerly known as Pneumo Abex Corporation), a Delaware corporation (the "Company") and Stephen
G. Taub (the "Executive").

         WHEREAS, the parties desire to amend the Agreement in certain respects;

         NOW THEREFORE, the parties agree to amend and restate in their entirety Sections 3.2 and 3.3 of the Agreement, as follows:

                  "3.2 Bonus. In addition to the amounts to be paid to the Executive pursuant to Section 3.1, the Executive will be eligible to receive a bonus with respect to each calendar year included within the Term computed in accordance with the provisions of the next two succeeding sentences. If, with respect to any calendar year, the Company achieves EBITDA of at least the percentage set forth in the table below of its business plan for such year, such bonus shall be the percentage set forth in the table below of Base Salary with respect to the year for which the bonus (any such bonus, a "performance bonus") was earned:


                    Percentage of                 Percentage of
               EBITDA in Business Plan             Base Salary
                         80%                            60%
                         85                             75
                         90                             90
                         95                            100
                        100                            105
                        105                            110
                        110                            125
                        115                            150


         In the event that the Term or this Agreement is terminated other than pursuant to Section 4.3, the Executive shall be entitled to receive a prorated performance bonus (if such a bonus is otherwise payable) with respect to (A) the year in which the Term or this Agreement terminated or, (B) in the event of a termination pursuant to Section 4.4, the year in which the Executive was last entitled to receive any payments of Base Salary, in an amount equal to (x) the percentage of Base Salary otherwise payable as a performance bonus with respect to such year multiplied by (y) a fraction, the numerator of which is the number of whole months elapsed from the beginning of such year to the date as of which the Term or this Agreement


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         terminated  or  the  last  day as of  which  the  Executive  is entitled to receive payments of Base Salary, as applicable and the denominator of which is 12. A performance bonus or other bonus, if either or both are earned in accordance with this Agreement, shall be paid no later than March 15th of the year next following the year with respect to which such bonus was earned. The maximum bonus payable pursuant to this Section 3.2 shall be $2,000,000 with respect to any calendar year.

         3.3 Minimum Compensation. If, during any calendar year (a "Current Year"), EBITDA for such year at least equals EBITDA for the immediately prior year (a "Prior Year"), then the sum of Base Salary and bonus payable to the Executive on account of the Current Year ("Total Current Year Compensation") shall be no less than the sum of Base Salary and bonus paid to the Executive on account of the Prior Year ("Total Prior Year Compensation"). In any case described in the preceding sentence in which Total Prior Year Compensation was greater than Total Current Year Compensation computed pursuant to Sections 3.1 and 3.2, then the difference shall be paid to the Executive no later than March 15th of the year next following the Current Year."


         This amendment is conditioned upon stockholder approval of such amendment, and the Company agrees to seek such stockholder approval not later than the next regularly scheduled annual meeting of stockholders after the date hereof. Except as set forth herein, there are no other changes to the Agreement, which as amended hereby remains in full force and effect.



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         IN WITNESS  WHEREOF,  the parties have caused this First  Amendment to the Agreement to be executed and delivered as of the date written first above.

                                            MAFCO WORLDWIDE CORPORATION




                                            By: /s/ Howard Gittis
                                                -----------------------
                                                    Howard Gittis
                                                    Director




                                            By: /s/ Stephen G. Taub
                                                -----------------------
                                                    Stephen G. Taub



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